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EXHIBIT 99.4(l)

Some Rights We Reserve Endorsement (Form 0820-KA87)
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                                                                 EXHIBIT 99.4(l)

FIRST CAPITAL LIFE
INSURANCE COMPANY

                       SOME RIGHTS WE RESERVE ENDORSEMENT

This endorsement becomes a part of the contract to which it is attached.

The following subsection is added at the end of the GENERAL TERMS section:

     SOME RIGHTS WE RESERVE

     When permitted by law, and subject to any necessary regulatory approval, and if required by law, after any appropriate contractowner notification has been given or contractowner approval by vote has been obtained, we reserve the right to:

     .    deregister the Separate Account under the Investment Company Act of
          1940;

     .    add or remove any Variable Account;

     .    combine a Variable Account with another Variable Account;

     . change the investment policy of a Variable Account, but only after permitting you to transfer without charge, the Account Value from any affected Variable Account to other Variable Accounts or to the Fixed Account;

     . manage the Separate Account under the direction of a committee at any time;

     . operate the Separate Account as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if we deem it to be in the best interest of contractowners; and

     . restrict or eliminate any voting rights of contractowners, or other persons who have voting rights as to the Separate Account, or vote some or all shares owned by us at our discretion.

If investment in the Fund or a portfolio series is no longer possible or in our opinion becomes inappropriate to the purpose of this contract, we may substitute another mutual fund or series without your consent. However, we will make no such substitution without first notifying you and securing any necessary approval of the appropriate regulatory authorities.

Signed for the Company at La Jolla, California.


     /s/ ANDREW L. LOEB       /s/ FRED A. BUCK
     Secretary                President



0820-KA87